Exhibits 5.1 and 23.2

THOMAS E. BOCCIERI

ATTORNEY AT LAW

561 Schaefer Avenue

Oradell, New Jersey 07649

201-983-2024

(Fax) 201-265-6069

March 31, 2010

National Energy Services Company, Inc.

3153 Fire Rd, Suite 2C,

Egg Harbor Township, NJ 08234

RE:	LEGAL OPINION AND CONSENT

REGISTRATION STATEMENT ON FORM S-8 OF NATIONAL ENERGY SRVICES COMPANY, INC.

2010 PROFESSIONAL/CONSULTANT STOCK COMPENSATION PLAN

Gentlemen:

I have acted as counsel to National Energy Services Company, Inc., a Nevada corporation (the “Registrant”), in connection with its preparation of the Registration Statement on Form S-8 (the “Registration Statement”) of the Registrant to be filed with the Securities and Exchange Commission (the “Commission”) on or about March 31, 2010 with respect to the registration under the under the Securities Act of 1933, as amended (the “Act”), of 10,000,000 shares the Registrant’s Common Stock, $.001 par value per share (the “Shares”), issuable from time to time pursuant to the National Energy Services Company, Inc. 2008 Professional/Consultant Stock Compensation Plan (the “Plan”).

I have examined, among other things, the Registration Statement and the originals or copies of such corporate records, certificates of officers of the Registrant and/or public officials and such other documents and have made such other factual and legal investigations as I have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

The opinion expressed below is limited to the Nevada General Corporation Law and the federal laws of the United States of America, and I do not express any opinion herein concerning any other law.

Based upon the foregoing, subject to the assumptions stated above and relying on the statements of fact contained in the documents that I have examined, I are of the opinion that (i) the issuance by the Registrant of the Shares pursuant to the Plan has been duly authorized and (ii) when issued and delivered by the Registrant in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Thomas E. Boccieri
Thomas E. Boccieri